SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 25, 2008
(Date of Report; Date of Earliest Event Reported)
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)
734-477-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.4
EX-99.5

Item 1.01 Entry into a Material Definitive Agreement
On November 21, 2008, the Board of Directors of Borders Group, Inc. (the “Company”) approved the form of an indemnification agreement to be entered into with each of the directors and officers of the Company. The principal purpose of the agreement is to confirm that the indemnification rights of officers and directors under Article VIII of the Restated Articles of Incorporation of the Company shall apply during and after the term of an individual’s service with the Company, without regard to whether any actual or alleged occurrence or omission shall have occurred, or whether any claim shall have accrued or been made, before, during or after such term of service.
A copy of the form of agreement is attached as an exhibit to this Report.
Item 2.02 Results of Operations and Financial Condition
On November 25, 2008, Borders Group, Inc. (the “Company”) issued a press release regarding its financial results for the third quarter of fiscal 2008 ended November 1, 2008. A copy of the press release is attached hereto as Exhibit 99.4.
The information contained in such exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
Exhibits:
99.4	Press release issued by Borders Group, Inc. on November 25, 2008.

99.5	Borders Group, Inc. Indemnification Letter Agreement with Directors and Officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc. (Registrant)
Dated: November 25, 2008	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX
DESCRIPTION OF EXHIBITS

Exhibits:
99.4	Press release issued by Borders Group, Inc. on November 25, 2008.

99.5	Borders Group, Inc. Indemnification Letter Agreement with Directors and Officers.